Exhibit 10.6

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [**+], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

AGREEMENT

between

FERRY LANE LIMITED

AND

ARCO ENVIRONMENTAL REMEDIATION, LLC

AND

ATLANTIC RICHFIELD COMPANY

Effective July 27, 2004

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [**+], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [**+], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Article V.	Response Actions	15

5.1.	Response Actions and Other Actions by Atlantic Richfield	15
5.2.	Response Actions and Other Actions by FLL	15

Article VI.	Operation and Maintenance	15

6.1.	Operation and Maintenance Activities and Other Actions by Atlantic Richfield	15
6.2.	Operation and Maintenance Activities and Other Actions by FLL	15

Article VII.	Indemnification	15

7.1.	Indemnification by FLL	15
7.2.	Indemnification by AERL and Atlantic Richfield	16

Article VIII.	Releases and Covenants Not to Sue	16

8.1.	Release and Covenant Not to Sue of FLL	16
8.2.	Release and Covenant Not to Sue of AERL and Atlantic Richfield	16

Article IX.	Events of Default and Remedies	17

9.1.	Events of Default Defined	17
9.2.	FLL Remedies on Default	17
9.3.	AERL and Atlantic Richfield Remedies on Default	18
9.4.	Delay; Notice	18
9.5.	Agreement to Pay Fees and Expenses	18
9.6.	No Additional Waiver Implied by One Waiver	18
9.7.	AERL and Atlantic Richfield Option to Cure Default	18

Article X.	Dispute Resolution and Choice of Forum	19

10.1.	Mediation and Choice of Forum	19
10.2.	Arbitration of Disputes	19
10.3.	Arbitration Procedures and Choice of Law	19

Article XI.	Miscellaneous Provisions	20

11.1.	No Admission of Liability or Wrongdoing	20
11.2.	Admissibility	21
11.3.	Notices and Submissions	21

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11.4.	Captions	21
11.5.	Entire Agreement	21
11.6.	Further Assurances	22
11.7.	Negation of Agency Relationship	22
11.8.	Binding Effect; Assignment	23
11.9.	Modification	23
11.10.	No Third-Party Beneficiaries	23
11.11.	Governing Law	23
11.12.	Counterparts	23
11.13.	Severability	23
11.14.	Coordination with Exhibits	23

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AGREEMENT

THIS AGREEMENT effective July 27, 2004, (as hereinafter defined, “Agreement”) is entered into by and between Ferry Lane Limited (as hereinafter defined, “FLL”) and ARCO Environmental Remediation, L.L.C (as hereinafter defined, “AERL”) and Atlantic Richfield Company (as hereinafter defined, “Atlantic Richfield”) to set forth certain agreements, allocations of responsibility, and releases and indemnifications relating to certain land and activities in Silver Bow County, Montana.

W I T N E S S E T H:

WHEREAS, commencing in or about 1982, the United States Environmental Protection Agency (as hereinafter defined, “EPA”) and the Montana Department of Health and Environmental Sciences initiated certain actions pursuant to Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. § 9601, et seq., as amended, (as hereinafter defined, “CERCLA”) to address contamination at, on or under certain areas within Silver Bow County and Deer Lodge County in southwestern Montana associated with the historic mining of the area; and

WHEREAS, in September 1983, EPA placed a site encompassing certain areas near Butte, Montana comprising approximately 28 stream miles of Silver Bow Creek and the Upper Clark Fork River (the “Silver Bow Creek site”) on the National Priorities List, set forth at 40 CFR part 300, Exhibit B, pursuant to Section 105 of CERCLA, 42 U.S.C. § 9605; and

WHEREAS, on or about July 22, 1987, the Silver Bow Creek site was expanded by EPA, pursuant to CERCLA, to incorporate large areas in and around Butte and became known as the Silver Bow Creek/Butte Area NPL Site (as hereinafter defined, the “Site”); and

WHEREAS, the Site is located in the Clark Fork River drainage and includes the towns of Butte and Walkerville, Montana and the Silver Bow Creek floodplain downstream to the Warm Springs Ponds near Anaconda, Montana; and

WHEREAS, Atlantic Richfield and AERL are potentially responsible parties under CERCLA with respect to the Site; and

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WHEREAS, FLL is a potentially responsible party under CERCLA with respect to the Site; and

WHEREAS, FLL and FLL’s predecessors-in-interest have made certain minor financial and in-kind contributions to certain actions which have been undertaken by AERL, Atlantic Richfield, EPA and others with respect to the Site; and

WHEREAS, pursuant to §§ 107(a) and 113(f) of CERCLA, 42 U.S.C. §§ 9607(a) and 9613(f), ATLANTIC RICHFIELD and AERL possess claims against FLL to recover certain of the costs and expenses which have been and are continuing to be incurred with respect to certain actions which have been and will be required by EPA and/or the Montana Department of Environmental Quality (as hereinafter defined, “MDEQ”), within the Site; and

WHEREAS, in order to avoid the significant cost and expense associated with prolonged and complicated litigation, in order to expedite certain actions, and in order to allocate their potential liabilities, the Parties desire to enter into this Agreement in order to provide a full statement of their respective rights and responsibilities relating to the Site;

NOW THEREFORE, in consideration of the mutual covenants and promises contained in this Agreement, the sufficiency of which is acknowledged, it is hereby understood and agreed as follows:

ARTICLE I

DEFINITIONS AND EXHIBITS

Section 1.1. Definitions. Unless otherwise expressly provided herein, terms used in this Agreement which are defined in CERCLA or in regulations promulgated under CERCLA shall have the meaning assigned to them in CERCLA or in such regulations. Whenever terms listed below are used in this Agreement or in the exhibits attached hereto and incorporated hereunder, the following definitions shall apply unless the context clearly requires otherwise:

1.         “AERL” shall mean ARCO Environmental Remediation, L.L.C., a Delaware limited liability company, together with all predecessors and successors (merged, acquired or otherwise) and all parents, affiliates, divisions and subsidiaries and all shareholders, directors, officers, employees, attorneys, agents, transferees and assigns of each.

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2.         “AERL Developable Properties” shall mean the surface estate of each of the parcels of real property separately and particularly described in Exhibit “1” hereto.

3.         “AERL Lexington Mine Yard Properties” shall, as of and following the date of the transfer under Section 3.2 hereof, mean the surface estate of the parcels of real property commonly known as the Allie Brown Mill Site (Mineral Survey No. 668, Lot No. 37-A), the Alexander (Mineral Survey No. 668, Lot Nos. 112-A and112-B) and the Wild Pat (Mineral Survey No. 553), located in Section 12, T3N, R8W, MPM, Silver Bow County, Montana, that are located outside the area depicted as the Survey Area in Exhibit “5” hereto.

4.         “AERL Missoula Mine Yard Properties” shall, as of and following the date of the transfer under Section 3.3 hereof, mean the surface estate of the parcels of real property commonly known as the Missoula (Mineral Survey No. 615), the Delmonte (Mineral Survey No. 614) and the Lone Tree (Mineral Survey No. 1269), located in Section 12, T3N, R8W, MPM, Silver Bow County, Montana, that are located outside the area depicted as the Survey Area in Exhibit “6” hereto.

5.         “AERL Properties” shall mean the AERL Developable Properties. The term shall also include the AERL Lexington Mine Yard Properties and the AERL Missoula Mine Yard Properties from and after the date of FLL’s transfer of the AERL Lexington Mine Yard Property and the AERL Missoula Mine Yard Property to AERL pursuant to Sections 3.2 and 3.3 hereof.

6.         “Applicable Laws” shall mean and include, without limitation, all Environmental Laws, the Reclaimed Areas Guidebook and all other applicable statutes, regulations, ordinances, decrees, orders, judgments, rules or agreements of any Governmental Entity, as the same may change from time to time. The term shall also mean and include, without limitation, Chapters 8.04 (Weed Control), 8.06 (Community Decay), 8.08 (Litter Control), and 8.12 (Undesirable Vegetation Control) of the Butte-Silver Municipal Code and M.C.A. § 75-10-501 (Junk Motor Vehicles).

7.         “Atlantic Richfield” shall mean Atlantic Richfield Company, a Delaware corporation, together with all predecessors and successors (merged, acquired or otherwise) and all parents, affiliates, divisions and subsidiaries and all shareholders, directors, officers, employees, attorneys, agents, transferees and assigns of each.

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8.        “Borrow Materials” shall mean cover and fill materials consisting of surface and subsurface soils, topsoil, dirt, fill, sand, gravel, clay, rocks and like materials.

9.        “CECRA” shall mean the Montana Comprehensive Environmental Cleanup and Responsibility Act, M.C.A. §§ 75-10-701, et seq.

10.       “CERCLA” shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. § 9601, et seq., as amended.

11.       “Effective Date” shall mean on or before July 27, 2004.

12.       “Environmental Conditions” shall mean and include, without limitation, any condition, circumstance, quality, quantity or other state of the land, subsurface, strata, air, surface water, groundwater, fish, wildlife, or biota arising out of, related to or resulting from the Release or threatened Release, generation, transport, handling, treatment, storage, disposal, management, presence of or exposure to any Hazardous Materials or Mine Waste.

13.       “Environmental Laws” shall mean any past, present or future federal, state or local laws, regulations, ordinances, permits, approvals or authorizations pertaining to natural resources, Environmental Conditions, protection of human health, welfare or the environment or historic, archeological or cultural preservation, including without limitation CERCLA; the Clean Air Act (42 U.S.C. §§ 7401 et seq.); the Federal Water Pollution Control Act (33 U.S.C. §§ 1251 et seq.); the Resource Conservation and Recovery Act (42 U.S.C. §§ 6901 et seq.); the Safe Drinking Water Act (42 U.S.C. §§ 300(f) et seq.); the National Historic Preservation Act (16 U.S.C. § 470); CECRA; the MHRMA; the Montana Water Quality Act (M.C.A. §§ 75-5-101 et seq.); the Clean Air Act of Montana (M.C.A. §§ 75-2-101 et seq.); the Natural Streambed and Land Preservation Act (M.C.A. §§ 75-7-101 et seq.); and the Montana Floodplain and Flood way Management Act (M.C.A. §§ 76-5-101 et seq.); all as amended and as may change from time to time; and all applicable ARARs and ERCLs; and any provisions or theories of common law providing for any cause of action remedy or right of recovery with respect to, arising from or related to Environmental Conditions, as any such provisions or theories may change from time to time.

14.       “EPA” shall mean the United States Environmental Protection Agency and any successor agency thereto.

15.       “FLL” shall mean Ferry Lane Limited, a British Virgin Islands corporation, together with all predecessors and successors (merged, acquired or otherwise) and all parents, affiliates, divisions and subsidiaries and all

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shareholders, directors, officers, employees, attorneys, agents, transferees and assigns of each.

16.       “FLL Developable Properties” shall mean the surface and mineral estates of each of the parcels of real property separately and particularly described in Exhibit “2” hereto

17.       “FLL Existing Agreements” shall mean the agreements between FLL and third Parties attached hereto as Exhibit “7”.

18.       “FLL Lexington Mine Yard Property” shall, prior to the transfers under Sections 3.2 and 3.3 hereof, mean the surface and mineral estates of the parcels of real property commonly known as the Allie Brown Mill Site (Mineral Survey No. 89, Lot No. 37-A), the Alexander (Mineral Survey No. 668, Lot Nos. 112 -A and 112-B) and the Wild Pat (Mineral Survey No. 553), located in Section 12, T3N, R8W, MPM, Silver Bow County, Montana. As of and following the transfer under Sections 3.2 hereof, the term shall not include the surface estate of the portions of the parcels of real property commonly known as the Allie Brown Mill Site (Mineral Survey No. 89, Lot No. 37-A), the Alexander (Mineral Survey No. 668, Lot Nos. 112 -A and 112-B) and the Wild Pat (Mineral Survey No. 553), located in Section 12, T3N, R8W, MPM, Silver Bow County, Montana, that are located outside the area depicted as the Survey Area in Exhibit “5” hereto.

19.       “FLL Missoula Property” shall, prior to the transfers under Sections 3.2 and 3.3 hereof, mean the surface and mineral estates of the parcels of real property commonly known as the Missoula (Mineral Survey No. 615), the Delmonte (Mineral Survey No. 614) and the Lone Tree (Mineral Survey No. 1269), located in Section 12, T3N, R8W, MPM, Silver Bow County, Montana. As of and following the transfer under Sections 3.3 hereof, the term shall not include the surface estate of the portions of the parcels of real property commonly known as the Missoula (Mineral Survey No. 615), the Delmonte (Mineral Survey No. 614) and the Lone Tree (Mineral Survey No. 1269), located in Section 12, T3N, R8W, MPM, Silver Bow County, Montana, that are located outside the area depicted as the Survey Area in Exhibit “6” hereto.

20.       “FLL Properties” shall mean the FLL Developable Properties, the FLL Lexington Mine Yard Properties, the FLL Missoula Mine Yard properties and the mineral estate of each of the parcels of the AERL Properties.

21.       “Force Majeure” shall mean any event arising from causes beyond the control of the Parties, of any entity controlled by the Parties, or of the Parties’ contractors, that delays or prevents the performance of any obligation under this Agreement despite the Parties’ best efforts to fulfill the obligation. The requirement that the Parties exercise “best efforts to fulfill the obligation” includes

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using best efforts to anticipate any potential Force Majeure event and best efforts to address the effects of any potential Force Majeure event (1) as it is occurring and (2) following the potential Force Majeure event, such that the delay is minimized to the greatest extent possible. Any event that constitutes a Force Majeure event as defined in any order, decree or directive issued in connection with Environmental Laws shall also constitute a Force Majeure event for purposes of this Agreement, provided, however, that Force Majeure does not include a Party’s financial inability to complete its obligations under this Agreement.

22.       “Governmental Entity” shall mean any federal, state or local government administrative agency or commission, or other governmental authority or instrumentality having jurisdiction over the Parties and the subject matter.

23.       “Hazardous Material” shall mean any substance (i) the presence of which requires investigation of or remediation under any federal, state or local statute, regulation, ordinance, order, action, policy or common law; or (ii) which is defined or listed as a “hazardous waste,” “hazardous substance,” “extremely hazardous substance,” “hazardous or deleterious substance,” or “pollutant or contaminant” under any Environmental Laws; or (iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or hazardous; or (iv) the presence of which causes or threatens to cause a nuisance or poses or threatens to pose a threat to human health, safety or the environment; or (v) which contains, without limitation, gasoline, diesel fuel or other petroleum hydrocarbons; or (vi) which contains polychlorinated biphenyls (PCBs), asbestos or urea formaldehyde foam insulation.

24.       “MDEQ” shall mean the Montana Department of Environmental Quality (formerly the Montana Department of Health and Environmental Sciences) and any successor agency thereto.

25.       “MHRMA” shall mean the Montana Hard Rock Mining Act, M.C.A. §§ 82-4-300 et seq.

26.       “Mining Activities” shall mean all activities of any kind or nature whatsoever that are related to the extraction, beneficiation or processing of ores and minerals.

27.       “Mine Waste” shall mean solid, liquid or gaseous waste materials and their constituents resulting from or related to mining, milling, smelting, processing or refining operations, and any structures and debris associated with such operations, including, without limitation, the following waste materials and their constituents resulting from or related to the extraction, beneficiation or

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processing of ores and minerals: waste rock, overburden, tailings, slag, flue dust and other waste materials.

28.       “Operation and Maintenance Activities” shall mean all activities of any kind or nature whatsoever which are required under Applicable Laws: (i) to monitor Environmental Conditions and/or Response Actions; or (ii) to maintain, repair and/or replace any component of any Response Action. The term shall include, without limitation, any and all related sampling, inspection and reporting requirements of any kind or nature whatsoever. The term shall also include, without limitation, all activities necessary to maintain an effective vegetative cover and all activities necessary to control noxious weeds, erosion and unauthorized entries. The term shall also include, without limitation, the removal of garbage and debris.

29.       “Parties” shall mean Atlantic Richfield, AERL and FLL.

30.       “Person” shall mean an individual, trust, firm, joint venture, consortium, commercial entity, partnership, association, or corporation. The term shall not include the Parties or any Governmental Entity.

31.       “Reclaimed Areas Guidebook” shall mean the Butte-Silver Bow Reclaimed Areas Guidebook and any amendments thereto.

32.       “Release” shall mean any spilling, leaking, pumping, pouring, emitting, leaching, emptying, discharging, injecting, escaping, dumping, burying, disposal or emanation whatsoever.

33.       “Response Action” shall mean any response, removal, or remedial action, within the meaning of those terms under CERCLA and CECRA, regardless of whether such actions are undertaken pursuant to CERCLA or CECRA authority and any reclamation, restoration, or rehabilitation actions or any other actions of any kind or nature whatsoever required under any Applicable Laws to address Environmental Conditions. The term shall include, without limitation, any reclamation or other actions required under the MHRMA. The term shall not include: (i) any actions taken principally to assess or restore the quality of any natural resources; or (ii) any Operation and Maintenance Activities. To the extent the definition of Response Action used in this Agreement is inconsistent with the definitions set forth in Sections 101(23), (24) and (25) of CERCLA and Section 75-10-701 (19) of CECRA the definition of Response Action in this Agreement shall control.

34.       “Site” shall mean the Silver Bow Creek/Butte Area NPL Site and any area added thereto by EPA.

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Section 1.2. Rules of Interpretation. This Agreement shall be interpreted in accordance with the following rules:

1.        The words “herein,” “hereof” and words of similar import, without reference to any particular section or subdivision, refer to this Agreement as a whole rather than to any particular section or subdivision hereof.

2.        References herein to any particular section or subdivision hereof are to the section or subdivision of this instrument as originally executed.

3.        “Or” is not exclusive but is intended to contemplate or encompass one, more or all of the alternatives conjoined.

Section 1.3. Exhibits. The following Exhibits are attached to and by reference made a part of this Agreement:

1.         Exhibit “1”:  Description of AERL Developable Properties.

2.         Exhibit “2”:  Description of FLL Developable Properties.

3.         Exhibit “3”.  Form of Quitclaim Deed for AERL Properties.

4.         Exhibit “4”;  Form of Quitclaim Deed for FLL Properties.

5.         Exhibit “5”.  Map of Lexington Mine Yard Properties.

6.         Exhibit “6”.  Map of Missoula Mine Yard Properties.

7.         Exhibit “7”.  FLL Existing Agreements.

ARTICLE II

REPRESENTATIONS AND COVENANTS

Section 2.1. Representations and Covenants of FLL. FLL represents and covenants as follows:

1.        The Articles of Incorporation and Bylaws of FLL authorize FLL to enter into this Agreement, to perform the transactions contemplated hereby, and to carry out its obligations under this Agreement.

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2.         This Agreement has been duly authorized, executed and delivered by FLL and, assuming the valid execution and delivery hereof by AERL, is a valid and binding obligation of FLL, enforceable in accordance with its terms.

3.         The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and the fulfillment of the terms hereof will not conflict with, or constitute on the part of FLL a breach of, or a default under its Articles of Incorporation, Bylaws or any agreement, indenture, mortgage, lease, or other instrument to which FLL is subject or is a party or by which it or its property is bound.

4.         No officer of FLL who is authorized to take part in any manner in making this Agreement or any contract contemplated hereby has a personal financial interest in or has personally and financially benefited from the Agreement or any such contract.

5.         There is not pending or, to the best knowledge of officers of FLL, threatened any suit, action or proceeding against or affecting FLL before or by any court, arbitrator, administrative agency or other governmental authority which materially and adversely affects the validity, as to FLL, of this Agreement, any of the obligations of FLL hereunder or any of the transactions contemplated hereby.

6.         As of the Effective Date, FLL is the owner of the AERL Properties free and clear of all liens and encumbrances other than existing easements and rights-of way, taxes and assessments and reservations of record.

7.         From and after the Effective Date, FLL shall keep the AERL Properties free from all liens and encumbrances other than existing easements and rights-of-way, taxes and assessments and reservations of record.

8.         Except as otherwise expressly provided in this Agreement, to the best of FLL’s knowledge, there are no leases, agreements, contracts, easements, rights-of-way or other similar interests in the AERL Properties that would materially affect AERL’s ownership, use or occupation of the AERL Properties.

Section 2.2. Representations and Covenants of AERL. AERL represents and covenants as follows:

1.         The Articles of Organization and Operating Agreement of AERL authorize AERL to enter into this Agreement, to perform the transactions contemplated hereby, and to carry out its obligations under this Agreement.

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2.        This Agreement has been duly authorized, executed and delivered by AERL and, assuming the valid execution and delivery hereof by FLL is a valid and binding obligation of AERL, enforceable in accordance with its terms.

3.        The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and the fulfillment of the terms hereof will not conflict with, or constitute on the part of AERL a breach of, or a default under its Articles of Organization, Operating Agreement or any agreement, indenture, mortgage, lease or other instrument to which AERL is subject or is a party or by which it or its property is bound.

4.        No officer of AERL who is authorized to take part in any manner in making this Agreement or any contract contemplated hereby has a personal financial interest in or has personally and financially benefited from the Agreement or any such contract.

5.        There is not pending or, to the best knowledge of the officers of AERL, threatened any suit, action or proceeding against or affecting AERL before or by any court, arbitrator, administrative agency or other governmental authority which materially and adversely affects the validity, as to AERL, of this Agreement, any of the obligations of AERL hereunder or any of the transactions contemplated hereby.

Section 2.3. Representations and Covenants of Atlantic Richfield. Atlantic Richfield represents and covenants as follows:

1.        The Articles of Incorporation and Bylaws of Atlantic Richfield authorize Atlantic Richfield to enter into this Agreement, to perform the transactions contemplated hereby, and to carry out its obligations under this Agreement.

2.        This Agreement has been duly authorized, executed and delivered by Atlantic Richfield and, assuming the valid execution and delivery hereof by FLL is a valid and binding obligation of Atlantic Richfield, enforceable in accordance with its terms.

3.        The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and the fulfillment of the terms hereof will not conflict with, or constitute on the part of Atlantic Richfield a breach of, or a default under its Articles of Incorporation, Bylaws or any agreement, indenture, mortgage, lease or other instrument to which Atlantic Richfield is subject or is a party or by which it or its property is bound.

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4.        No officer of Atlantic Richfield who is authorized to take part in any manner in making this Agreement or any contract contemplated hereby has a personal financial interest in or has personally and financially benefited from the Agreement or any such contract.

5.        There is not pending or, to the best knowledge of the officers of Atlantic Richfield, threatened any suit, action or proceeding against or affecting Atlantic Richfield before or by any court, arbitrator, administrative agency or other governmental authority which materially and adversely affects the validity, as to Atlantic Richfield, of this Agreement, any of the obligations of Atlantic Richfield hereunder or any of the transactions contemplated hereby.

ARTICLE III

AERL PROPERTIES

Section 3.1. Conveyance of AERL Developable Properties to AERL. Subject to the Ferry Lane Existing Agreements, on the Effective Date, FLL shall transfer to AERL by quitclaim deed, in the form attached hereto as Exhibit “3”, all rights, title and interests of FLL in and to the AERL Developable Properties.

Section 3.2. Conveyance of AERL Lexington Mine Yard Properties to AERL. Within six (6) months of the Effective Date or such longer period as may be mutually agreed to by the parties, FLL, at FLL’s expense, shall cause a certificate of survey that serves to divide the AERL Lexington Mine Yard Properties from the FLL Lexington Mine Yard Properties to be prepared, approved and recorded in the Butte-Silver Bow County real property records. Within thirty (30) of the recording of the certificate of survey, FLL shall transfer to AERL by quitclaim deed, in the form attached hereto as Exhibit “3”, all rights, title and interests of FLL in and to the AERL Lexington Mine Yard Properties.

Section 3.3. Conveyance of AERL Missoula Mine Yard Properties to AERL. Within six (6) months of the Effective Date or such longer period as may be mutually agreed to by the parties, FLL, at FLL s expense, shall cause a certificate of survey that serves to divide the AERL Missoula Mine Yard Properties from the FLL Missoula Mine Yard Properties to be prepared, approved and recorded in the Butte-Silver Bow County real property records. Within thirty (30) of the recording of the certificate of survey, FLL shall transfer to AERL by quitclaim deed, in the form attached hereto as Exhibit “3”, all rights, title and interests of FLL in and to the AERL Missoula Mine Yard Properties. It is understood and agreed that FLL shall reserve to itself within the certificate of survey appropriate easements for ingress and egress over and across the AERL Missoula Mine Yard Properties.

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Section 3.4. Improvements and Fixtures. FLL waives any claim to any improvement, fixture, chattel or other personal property located on the AERL Properties following the transfers under Sections 3.1, 3.2 and 3.3 hereof. Any improvements, fixtures, chattels, or other personal property belonging to FLL or other Persons or Governmental Entities that remain on the AERL Properties following the transfers under Sections 3.1, 3.2 and 3.3 hereof shall, as between the Parties, be deemed to have been conveyed by FLL to AERL.

Section 3.5. Possession. FLL shall vacate the AERL Properties on or before the transfers under Sections 3.1, 3.2 and 3.3 hereof.

Section 3.6. Risk of Loss. Until the transfers under Sections 3.1, 3.2 and 3.3 hereof by FLL to AERL, FLL shall not be relieved of any responsibility, obligation, or risk of loss resulting or arising from FLL’s ownership of the AERL Properties.

Section 3.7. Property Taxes. AERL shall pay all real property taxes and other amounts duly assessed against the AERL Properties as of and following the transfers under Sections 3.1,3.2 and 3.3 hereof.

Section 3.8. Borrow Rights. Following the transfers under Section 3.1, 3.2 and 3.3 hereof, it is understood that AERL and Atlantic Richfield shall have the right to excavate and remove Borrow Materials from the AERL Properties for the purpose of conducting Response Actions and/or Operation and Maintenance Activities within the Site or the Upper Clark Fork River Basin.

Section 3.9. Records. Commencing on the Effective Date and continuing thereafter for a period of ten (10) years, upon reasonable notice and request, AERL and Atlantic Richfield, at their sole cost and expense, shall have the right to inspect and copy any or all of the historic records of The Anaconda Company, New Butte Mining, Inc., Central Butte Mining Corp., North Butte Mining Company and Tzarina-Travona Corp, within the custody or control of FLL. It is understood and agreed that such historic records may include, without limitation, stope books, title abstracts and other real property ownership and surveying records.

Section 3.10. Effect of Conveyance of AERL Properties by AERL. As between the parties, AERL’s grant, sale, transfer, conveyance, exchange, lease or other disposition of any rights, title or interest in any parcel of the AERL Properties shall not in any way alter or diminish the duties and obligations of AERL and/or Atlantic Richfield under this Agreement with respect to any parcel of the AERL Properties.

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Section 3.11. Relocation of Existing Fences. Within one (1) year of the Effective Date, Atlantic Richfield shall relocate the existing fences on the parcels of the AERL Developable Properties commonly known as the Albatross (Mineral Survey No. 4825), the Retaken (Mineral Survey No. 2346) and the Amadore (Mineral Survey No. 8096) to the common boundary between those parcels and the adjacent parcels of the FLL Properties.

Section 3.12. Access to and Maintenance of Corra. AERL shall provide FLL and its agents, employees, representatives, contractors and lessees, at no additional charge or expense, access at all reasonable times to the portion of the portion of the AERL Developable Properties commonly known as the Corra (Mineral Survey No. 987) for the purpose of maintaining the air ventilation shaft located thereon. It is understood that neither AERL nor Atlantic Richfield shall take any action on or with respect to the Corra which serves to alter or impede the operation of said air ventilation shaft. It is further understood and agreed that neither AERL nor Atlantic Richfield shall have any obligation pursuant to this Agreement or otherwise to operate or maintain the air ventilation shaft located on the Cora.

ARTICLE IV

FLL PROPERTIES

Section 4.1. Use and Development of FLL Properties. It is understood that FLL may conduct, or may allow other Persons or Governmental Entities to conduct, Mining Activities on or in relation to the FLL Properties from and after the Effective Date. FLL shall conduct, or cause such other Persons or Governmental Entities to conduct, such Mining Activities in accordance with the requirements of all Applicable Laws including, without limitation, the requirements of the MHRMA. In addition to the duties and obligations of FLL under Sections 5.2 and 6.2 hereof, from and after the cessation of such Mining Activities, all use and development of the FLL Properties by FLL shall fully and completely comply with the Covenants and Obligations set forth in the quitclaim deed attached hereto as Exhibit “4”.

Section 4.2. Conveyance of FLL Properties by FLL. For and in consideration of the mutual covenants and promises contained herein, FLL shall use the form of quitclaim deed attached hereto as Exhibit “4” to effectuate any grant, sale, transfer, conveyance, exchange or other disposition of any right, title or interest of FLL in and to any parcel of the FLL Properties to any Person or Governmental Entity on or after the Effective Date.

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Section 4.3. Notice of Conveyances. From and after the Effective Date, FLL shall, at least thirty (30) days prior to any grant, sale, transfer, conveyance, exchange, or other disposition of any parcel of the FLL Properties, provide written notice to AERL, Atlantic Richfield, EPA, and MDEQ of the grant, sale, transfer, conveyance, exchange, or other disposition. The notice to AERL, Atlantic Richfield, EPA, and MDEQ shall include the name and address of each party to the grant, sale, transfer, conveyance, exchange, or other disposition and the precise legal description of the parcel or parcels of the FLL Properties being granted, sold, transferred, conveyed, exchanged, or disposed of.

Section 4.4. Recording of Quitclaim Deeds. FLL shall promptly record all quitclaim deeds executed in accordance with Section 4.2 hereof in the Butte-Silver Bow County real property records and shall promptly provide AERL, Atlantic Richfield, EPA, and MDEQ with a copy of the recorded quitclaim deed.

Section 4.5. Access to FLL Properties. FLL shall provide AERL, Atlantic Richfield, EPA, and MDEQ and their respective agents, employees, representatives and contractors, at no additional charge or expense, access at all reasonable times to the FLL Properties, and any other property of any kind or nature which is owned or controlled by FLL from and after the Effective Date hereof, for the purposes of conducting any activity related directly or indirectly to this Agreement including, without limitation, the following:

1.        Conducting investigations relating to Environmental Conditions;

2.        Assessing the need for, planning, implementing, performing or monitoring Response Actions and Operation and Maintenance Activities;

3.        Verifying any data or information submitted to any of the above-listed persons;

4.        Obtaining samples;

5.        Verifying FLL’s compliance with the terms and conditions of this Agreement; and

6.        Curing any default by FLL pursuant to Section 9.7 hereof.

Section 4.6. Effect of Conveyance of FLL Properties by FLL. As between the Parties, FLL’s grant, sale, transfer, conveyance, exchange, lease or other disposition of any rights, title or interest in any parcel of the FLL Properties shall not in any way alter or diminish FLL’s duties and obligations under this Agreement with respect to any parcel of the FLL Properties.

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ARTICLE V

RESPONSE ACTIONS

Section 5.1. Response Actions and Other Actions by Atlantic Richfield. From and after the Effective Date, as between the Parties, Atlantic Richfield shall undertake and perform, or cause other Persons or Governmental Entities to undertake and perform, all Response Actions which may be necessary or required under Applicable Laws on or in relation to the AERL Properties.

Section 5.2. Response Actions and Other Actions by FLL. From and after the Effective Date, as between the parties, FLL shall undertake and perform, or cause other Persons or Governmental Entities to undertake and perform, all Response Actions which may be necessary or required under Applicable Laws on or in relation to the FLL Properties.

ARTICLE VI

OPERATION AND MAINTENANCE

Section 6.1. Operation and Maintenance Activities and Other Actions by Atlantic Richfield. From and after the Effective, as between the Parties, AERL shall undertake and perform, or cause other Persons to undertake and perform, all Operation and Maintenance Activities required on or in relation to the AERL Properties.

Section 6.2. Operation and Maintenance Activities and Other Actions by FLL. From and after the Effective Date, as between the Parties, FLL shall undertake and perform, or cause other Persons or Governmental Entities to undertake and perform, all Operation and Maintenance Activities required on or in relation to the FLL Properties.

ARTICLE VII

INDEMNIFICATION

Section 7.1. Indemnification by FLL. FLL shall indemnify and hold harmless AERL and Atlantic Richfield from and against any and all claims, liabilities, obligations, demands, actions, arbitrations, proceedings, losses, costs, expenses, fines, penalties and fees (including attorneys’ fees, expert fees and other professional fees) that AERL or Atlantic Richfield may incur or become subject to as a result of, arising out of or relating to any duty or obligation of FLL

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under this Agreement. FLL shall also indemnify and hold harmless AERL and Atlantic Richfield from and against any and all claims, liabilities, obligations, demands, actions, arbitrations, proceedings, losses, costs, expenses, fines, penalties and fees (including attorneys’ fees, expert fees and other professional fees) that AERL or Atlantic Richfield may incur or become subject to as a result of, arising out of or relating to any Mining Activities that have been or may in the future be conducted on or in relation to the FLL Properties by FLL or any other Person or Governmental Entity.

Section 7.2. Indemnification by AERL and Atlantic Richfield. AERL and Atlantic Richfield shall indemnify and hold harmless FLL from and against any and all claims, liabilities, obligations, demands, actions, arbitrations, proceedings, losses, costs, expenses, fines, penalties and fees (including attorneys’ fees, expert fees and other professional fees) that FLL may incur or become subject to as a result of, arising out of or relating to any duty or obligation of AERL or Atlantic Richfield under this Agreement.

ARTICLE VIII.

RELEASES AND COVENANTS NOT TO SUE

Section 8.1. Release and Covenant Not to Sue of FLL. Subject to the rights of FLL to proceed in accordance with Articles IX and X hereof, for and in consideration of the mutual covenants and releases contained herein, FLL agrees to unconditionally, fully and forever release and discharge, and covenant not to sue AERL and Atlantic Richfield from and for any and all known or unknown, present and future, claims, demands, losses, damages (including, without limitation, compensatory damages, attorneys’ fees, costs and punitive damages) and any and all actions and rights of action of any kind or nature arising out of or relating to: (i) Environmental Conditions within the Site; and (ii) all matters addressed in this Agreement.

Section 8.2. Release and Covenant Not to Sue of AERL and Atlantic Richfield. Subject to the rights of AERL and Atlantic Richfield to proceed in accordance with Articles IX and X hereof, for and in consideration of the mutual covenants and releases contained herein, AERL and Atlantic Richfield agree to unconditionally, fully and forever release and discharge, and covenant not to sue FLL from and for any and all known or unknown, present and future, claims, demands, losses, damages (including, without limitation, compensatory damages, attorneys’ fees, costs and punitive damages) and any and all actions and rights of action of any kind or nature arising out of or relating to: (i) Environmental Conditions within the Site; and (ii) all matters addressed in this Agreement.

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ARTICLE IX

EVENTS OF DEFAULT AND REMEDIES

Section 9.1. Events of Default Defined. The following shall be “events of default” under this Agreement and the terms “events of default” and “default” shall mean, whenever they are used in this Agreement, any one or more of the following events:

1.        Failure by AERL and/or Atlantic Richfield to perform any of their respective duties or obligations under this Agreement for a period of thirty (30) days after written notice specifying such failure and requesting that it be remedied has been given to AERL and/or Atlantic Richfield by FLL, unless FLL shall agree in writing to an extension of time prior to its expiration; provided, however, if the failure stated in the notice cannot be corrected within the applicable period, such cure period shall be extended if corrective action is instituted by AERL and/or Atlantic Richfield within the 30-day period and diligently pursued until the default is corrected.

2.        Failure by FLL to perform any duty or obligation under this Agreement for a period of thirty (30) days after written notice specifying such failure and requesting that it be remedied has been given to FLL by AERL and/or Atlantic Richfield, unless AERL and/or Atlantic Richfield shall agree in writing to an extension of such time prior to its expiration; provided, however, if the failure stated in the notice cannot be corrected within the applicable period, such cure period shall be extended if corrective action is instituted by FLL within the 30-day period and diligently pursued until the default is corrected.

3.        The provisions of this Article are subject to the following limitation: if by reason of Force Majeure a Party is unable in whole or in part to carry out its obligations under this Agreement, such Party shall not be deemed in default during the continuance of such inability; provided that (i) such Party’s inability to perform is of no greater scope and of no greater duration than is absolutely required by the Force Majeure, (ii) such Party uses its best efforts to remedy its inability to carry out all or any part of its obligations and keeps the other party fully informed as to such efforts, and (iii) the Force Majeure was not caused or aggravated by any negligent or intentional acts, errors or omissions of such Party or any failure by such Party to comply with any Applicable Laws.

Section 9.2. FLL Remedies on Default. Whenever any event of default referred to in Section 9.1.1. hereof shall have happened and be continuing, FLL shall have the exclusive right to proceed with arbitration in accordance with Article X hereof.

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Section 9.3. AERL and_Atlantic Richfield Remedies on Default. Whenever any event of default referred to in Section 9.1.2 hereof shall have happened and be continuing, AERL and Atlantic Richfield shall have the exclusive right to proceed with arbitration in accordance with Article X hereof.

Section 9.4. Delay; Notice. No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle any party to exercise any remedy reserved to it in this Agreement it shall not be necessary to give any notice, other than such notice as may be required in this Agreement or by law.

Section 9.5. Agreement To Pay Fees and Expenses. In the event any Party to this Agreement should default under any of the provisions hereof and the nondefaulting Party should employ attorneys, experts, or other professionals or incur other expenses for the collection of moneys or the enforcement or performance or observance of any obligation or agreement on the part of the defaulting Party herein contained, the defaulting Party agrees that it will on demand therefor pay to the nondefaulting Party the reasonable fees of such attorneys, experts, or other professionals and such other costs and expenses reasonably so incurred by the nondefaulting Party.

Section 9.6. No Additional_Waiver Implied by One Waiver. In the event any agreement contained in this Agreement should be breached by either Party and thereafter waived by the other Party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

Section 9.7. AERL and Atlantic Richfield Option to Cure Default. In the event FLL is in default under Section 9.1.2. hereof, AERL and/or Atlantic Richfield shall have the right, but not the obligation, to take such actions and incur such costs, expenses and fees (including attorneys’ fees, expert fees and other professional fees) as may be necessary to cure such default. FLL shall be obligated to repay AERL and/or Atlantic Richfield, on demand, the full amount of all costs, expenses and fees (including attorneys’ fees, expert fees and other professional fees) incurred by AERL and/or Atlantic Richfield in curing a default under this Section 9.7, together with interest at the rate of eight (8%) percent per annum from the date of incurrence of such costs, expenses and fees. The right of AERL and/or Atlantic Richfield to take actions pursuant to this Section 9.7 shall be in addition to, and not in any way in lieu of, any other right of AERL and/or Atlantic Richfield under this Agreement, including the right to proceed with arbitration in accordance with Article X hereof.

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ARTICLE X

DISPUTE RESOLUTION AND CHOICE OF FORUM

Section 10.1.        Mediation and Choice of Forum. All defaults and other disputes that may arise between the Parties with respect to this Agreement or any of its terms shall be resolved in accordance with this Section 10.1. In the event of any such default or other dispute, no action may be taken to commence an arbitration with respect to such default or other dispute by any Party until such Party provides notice of such default or other dispute in writing to the other Parties. Upon receipt of such a notice, each of the Parties shall designate a senior-level representative, who shall collectively endeavor in good faith to resolve the default or other dispute on a reasonable basis. Upon agreement of the Parties, a mediator with expertise in the matter in default or dispute may be selected to assist in this process. The costs and fees of the mediator shall be shared equally by the Parties. In the event a default or other dispute is not resolved within sixty (60) days (or such longer time as may be agreed to by the Parties) after such notice is received, the Parties shall have the exclusive right to proceed with arbitration pursuant to Section 10.2 hereof. The notice required under this Section 10.1 shall be in addition to the notices required under Sections 9.1.1 and 9.1.2 hereof.

Section 10.2.        Arbitration of Disputes. Subject to the provisions of Section 10.1 hereof, the Parties shall resolve by arbitration all defaults or other disputes in accordance with Section 10.3 hereof.

Section 10.3.        Arbitration Procedures and Choice of Law. Defaults or other disputes not resolved by the Parties in accordance with the negotiation or mediation provisions of Section 10.1 hereof will be finally resolved by arbitration pursuant to the following terms:

a.        Any Party may initiate an arbitration upon written notice to the other Party and to the Seattle, Washington office of the American Arbitration Association (“AAA”) requesting a prompt hearing to be held in Butte, Montana.

b.        The arbitration shall be conducted before a single arbitrator selected by the consent of the Parties or, if the Parties cannot agree within thirty (30) business days after the notice initiating the arbitration, appointed by the AAA in accordance with its rules. In either case, the single arbitrator shall have substantial professional experience in the subject matter of the default or other dispute.

c.        The Parties shall cooperate with the AAA to permit the scheduling of a hearing so as to complete any such arbitration within 120 days of

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commencement, except if the arbitrator determines for good cause that a longer period is required. All Parties shall have no less than thirty (30) business days’ notice prior to the commencement of any hearing.

d.        No adjournment of any hearing shall exceed thirty (30) business days in length, nor shall there be more than one (1) such adjournment without the written consent of the Parties.

e.        The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. 1-16, to the exclusion of any provision of the law of the State of Montana inconsistent therewith, and judgment upon the award rendered by the single arbitrator may be entered by any court having jurisdiction thereof.

f.         The arbitrator shall apply the substantive law of the State of Montana exclusive of its conflict of law rules.

g.        The award rendered by the single arbitrator shall contain specific findings of fact and conclusions of law on which the award is based and the Parties shall have the right to appeal all issues of law to any court having jurisdiction.

h.        The arbitrator is specifically authorized to grant appropriate relief as may be requested, explicitly including specific performance or orders to any Party to perform the Agreement. The Parties explicitly agree that the arbitrator may award specific performance of any kind or character not withstanding the fact that damages may accord complete relief, and the arbitrator may accord specific performance with damages in order to provide a Party with complete relief.

i.         The Parties agree that the prevailing Party in any default or other dispute finally resolved by arbitration shall be entitled to an award of its reasonable legal fees and expenses incurred in the arbitration, including attorneys’ fees, expert fees, other professional fees and fees of arbitration.

ARTICLE XI

MISCELLANEOUS PROVISIONS

Section 11.1.        No Admission of Liability or Wrongdoing. The Parties agree that neither this Agreement nor any of the proceedings in connection herewith shall be construed or invoked as an admission of liability or wrongdoing by any of the Parties.

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Section 11.2.        Admissibility. Neither this Agreement nor any of its terms shall be offered or received in evidence as an admission of liability or wrongdoing by any of the Parties.

Section 11.3.        Notices and Submissions. Whenever, under the terms of this Agreement, any notice or other communication is required to be given by one Party to another, it shall be directed to the Party at the address specified below, unless the Party gives notice of a change of address to the other Party. All notices and other communications to be given hereunder shall be in writing and shall be given by delivery in person, by electronic facsimile transmission, by registered or certified mail, postage prepaid, or other standard forms of written communications and shall be considered effective upon receipt, unless otherwise provided. Written notice as specified herein shall constitute complete satisfaction of any written notice requirement of the Agreement.

IF TO AERL OR ATLANTIC RICHFIELD:	Robin J. Bullock Atlantic Richfield Company 317 Anaconda Road Butte, Montana 59701

WITH A COPY TO:	John P. Davis, Esq. POORE, ROTH & ROBINSON, P.C. 1341 Harrison Avenue Butte, Montana 59701

IF TO FLL:	Frank C. Crowley, Esq. Doney, Crowley, Bloomquist & Uda, P.C. P.O. Box 1185 Helena, Montana 59624-1185

Section 11.4.       Captions. The titles or captions of the provisions of this Agreement are merely for convenience or reference and are not representations of matters included or excluded from such provisions.

Section 11.5.        Entire Agreement. This Agreement and all exhibits hereto shall constitute the entire agreement and understanding between and among the Parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. The Parties expressly acknowledge and agree that, with regard to the subject matter of this Agreement and the transactions contemplated herein, (a) there are no oral agreements between the Parties and (b) this Agreement,

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including the exhibits attached hereto, (i) embodies the final and complete agreement between the Parties, (ii) supersedes all prior and contemporaneous negotiations, offers, proposals, agreements, commitments, promises, acts, conduct, course of dealing, representations, statements, assurances and understandings, whether oral or written, and (iii) may not be varied or contradicted by evidence of any such prior or contemporaneous matter or by evidence of any subsequent oral agreement of the Parties.

Section 11.6.        Further Assurances. In addition to the acts and deeds recited herein and contemplated to be performed, executed and/or delivered by the Parties, the Parties shall perform, execute and/or deliver or cause to be performed, executed and/or delivered any and all other acts or deeds necessary to complete the transactions contemplated herein. For purposes of this Section 11.6, the Parties acknowledge that they have attempted to identify and characterize, as AERL Properties or FLL Properties, all parcels of real property within the Site with respect to which FLL possesses any rights, title or interests as of the Effective Date. The Parties further acknowledge that there may be parcels of real property within the Site that were not identified or so characterized with respect to which FLL possesses rights, title or interests as of the Effective Date and with respect to which AERL and/or Atlantic Richfield or one of its predecessors were in the chain of title in some respect. If any such parcel of real property is identified by either Party following the Effective Date, the Party will notify the other Party and, within thirty (30) days of such notice, representatives of the Parties shall meet and, in good faith, determine whether the parcel of real property should be properly characterized as an AERL Property or an FLL Property. If any such parcel of real property is characterized by the Parties as an AERL Property, FLL shall, without additional charge or expense to AERL, promptly transfer to AERL by quitclaim deed, in the form attached hereto as Exhibit “3”, all rights, title and interests of FLL in and to the parcel and, thereafter, all of the rights and obligations set forth in this Agreement applicable to AERL Properties shall apply to any such parcel. If any such parcel of real property is characterized by the Parties as a FLL Property, all of the rights and obligations set forth in this Agreement applicable to FLL Properties shall, thereafter, apply to any such parcel.

Section 11.7.        Negation of Agency Relationship. This Agreement shall not be construed to create, either expressly or by implication, the relationship of agency or partnership between the Parties. No Party (including such Party’s agents, employees or contractors) is authorized to act on behalf of another Party in any manner relating to the subject matter of this Agreement. No Party shall be liable for the acts, errors or omissions of the officers, agents, employees or contractors of any other Party entered into, committed or performed with respect to or in the performance of this Agreement.

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Section 11.8.        Binding Effect; Assignment. The rights and obligations set forth in this Agreement shall be binding on the Parties hereto and their successors and assigns. No assignment or delegation of any right or obligation hereunder, whether accruing prior to or after such assignment or delegation, will release the assigning or delegating Party from any liability or obligation under this Agreement without the prior written consent of the other Party. No assignment or other transfer by any Party of its rights or obligations hereunder shall be effective unless and until (i) written notice thereof has been given to the other Party hereto, and (ii) the transferee or assignee has executed and delivered to the other Party hereto a binding assumption in writing of all obligations of the transferor or assignor hereunder and an agreement to perform such obligations. Any attempted assignment or transfer of rights or obligations by any Party which fails to comply with the foregoing requirements will be ineffective and void.

Section 11.9.        Modification. This Agreement, and the rights and the obligations of the Parties hereunder, may not be amended, altered or modified, and no rights of any Party hereunder shall be waived, unless such amendment, alteration, modification or waiver is evidenced by a written instrument executed by the Parties hereto.

Section 11.10.      No Third-Party Beneficiaries. Except as expressly provided in this Agreement, nothing in this Agreement, express or implied, is intended to or shall confer upon any person or entity other than Parties hereto any rights, benefits, or remedies of any nature whatsoever under or by reason of this Agreement.

Section 11.11.      Governing Law. This Agreement shall be construed in accordance with and governed by the laws of Montana applicable to agreements made and to be performed wholly within such jurisdiction.

Section 11.12.      Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which together shall constitute the same instrument.

Section 11.13.      Severability. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions hereof, or of such provision in other respects, shall not be affected thereby.

Section 11.14.      Coordination with Exhibits. If any provision of this Agreement conflicts with the provisions of any Exhibit attached hereto, as between the Parties, the provisions of this Agreement shall control.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the Effective Date.

ARCO ENVIRONMENTAL
REMEDIATION, LLC

By	/s/ Robin Bullock
Its	Vice President

Attest:	/s/ Robin Bullock

ATLANTIC RICHFIELD COMPANY

By	/s/ Robin Bullock
Its	Regional Manager

Attest:	/s/ Robin Bullock

FERRY LANE LIMITED

By	/s/ Frank C. Crowley

Attest:	/s/ Frank C. Crowley

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EXHIBIT “1”

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